Exhibit 99.3

RISK FACTORS

Before investing in the notes, you should carefully consider the risk factors discussed below. Any of these risk factors could materially and adversely affect our or our subsidiaries’ business, financial condition and results of operations and these risk factors are not the only risks that we or our subsidiaries may face. Additional risks and uncertainties not presently known to us or our subsidiaries or that are not currently believed to be material also may adversely affect us or our subsidiaries.

Risks Related to Our Businesses

We have experienced significant historical, and may experience significant future, operating losses and net losses, which may hinder our ability to meet working capital requirements or service our indebtedness, including the notes, and we cannot assure you that we will generate sufficient cash flow from operations to meet such requirements or service our indebtedness, including the notes.

We cannot assure you that we will recognize net income in future periods. If we cannot generate net income or sufficient operating profitability, we may not be able to meet our working capital requirements or service our indebtedness, including the notes. Our ability to generate sufficient cash for our operations will depend upon, among other things, our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, many of which are beyond our control. We recognized net income of

$111.6 million in 2013 (after taking into account $148.8 million of gain from the sale of discontinued operations, net of tax), and net income of $27.9 million in 2012 (after taking into account $94.3 million of gain from the sale of discontinued operations, net of tax) and have incurred net losses in prior periods.

We cannot assure you that our business will generate cash flow from operations in an amount sufficient to fund our liquidity needs. If our cash flows and capital resources are insufficient, we may be forced to reduce or delay capital expenditures, sell assets and/or seek additional capital or financings. Our ability to obtain financings will depend on the condition of the capital markets and our financial condition at such time. Any financings could be at high interest rates and may require us to comply with covenants, which could further restrict our business operations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our obligations. We may not be able to consummate those dispositions for fair market value or at all. Furthermore, any proceeds that we could realize from any such disposition may not be adequate to meet our obligations. We recognized cash flows from operating activities of $(20.3) million in 2013, $23.6 million in 2012 and $42.9 million in 2011.

We may not be able to fully utilize our net operating loss and other tax carryforwards.

Our ability to utilize our net operating loss (“NOL”) and other tax carryforward amounts to reduce taxable income in future years may be limited for various reasons, including if projected future taxable income is insufficient to recognize the full benefit of such NOL carryforward amounts prior to their expiration. Additionally, our ability to fully utilize these tax assets could also be adversely affected if we were deemed to have an “ownership change” within the meaning of Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “Code”). An ownership change is generally defined as a greater than 50% increase in equity ownership by “5% shareholders” (as that term is defined for purposes of Sections 382 and 383 of the Code) in any three year period.

As of September 30, 2014, we had an estimated NOL carryforward in the amount of $195 million. This amount does not include 2014 activity. In the first quarter of 2014, substantial acquisitions of our common stock were reported by new beneficial owners on Schedule 13D filings made with the SEC. On May 29, 2014, we issued 30,000 shares of Series A Preferred Stock and 1,500,000 shares of common stock in connection with the acquisition of Schuff. During the second quarter of 2014, we completed a Section 382 review. The conclusions of this review indicate that an ownership change had occurred as of May 29, 2014. Our annual Section 382 base limit following the ownership change is estimated to be $2.16 million per year. We also determined that we had a net unrealized built in gain at the time of the change. Pursuant to Section 382(h) of the Code, we are able to increase our Section 382 annual base limitation by an incremental limitation estimated to be a total of $7.1million in the first five years following the ownership change. On this basis the annual available NOL for the first five years is estimated to be $3.58 million, decreasing to $2.16 million for the subsequent 15 years.

We are dependent on certain key personnel.

We are dependent upon the skills, experience and efforts of our senior management and other key personnel. The loss of any members of our senior management or other key personnel, or limitations on their involvement in our business, could have a material adverse effect on our financial condition and results of operations.

We may not be able to attract and retain skilled people.

We may not be able to attract new personnel, including management and technical and sales personnel, retain and motivate our existing employees, and continue to compensate personnel competitively. Competition for the best personnel in our business can be intense. Our financial condition and results of operations could be materially adversely affected if we are unable to attract and retain qualified personnel.

We will increase our size in the future, and may experience difficulties in managing growth.

We have adopted a business strategy that requires that we expand our operations, including in connection with or in anticipation of any future acquisitions or other business opportunities, and as a result we are required to increase our level of corporate functions, which may include hiring additional personnel to perform such functions and enhancing our information technology systems. Any future growth may increase our corporate operating costs and expenses and impose significant added responsibilities on members of our management, including the need to identify, recruit, maintain and integrate additional employees and implement enhanced informational technology systems. Our future financial performance and our ability to compete effectively will depend, in part, on our ability to manage any future growth effectively.

Our officers, directors, stockholders and their respective affiliates may have a pecuniary interest in certain transactions in which we are involved, and may also compete with us.

While we have adopted a code of ethics applicable to our officers and directors reasonably designed to promote the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, we have not adopted a policy that expressly prohibits our directors, officers, stockholders or affiliates from having a direct or indirect pecuniary interest in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. We have in the past engaged in transactions in which such persons have an interest and, subject to the terms of any applicable covenants in financing arrangements or other agreements we may enter into from time to time, may in the future enter into additional transactions in which such persons have an interest. In addition, such parties may have an interest in certain transactions such as strategic partnerships or joint ventures in which we are involved, and may also compete with us.

In the course of their other business activities, certain of our current and future directors and officers may become aware of business and acquisition opportunities that may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Such directors and officers may therefore not present otherwise attractive business or acquisition opportunities to us.

Certain of our current and future directors and officers may become aware of business and acquisition opportunities which may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Due to those directors’ and officers’ affiliations with other entities, they may have obligations to present potential business and acquisition opportunities to those entities, which could cause conflicts of interest. Accordingly, they may not present otherwise attractive business or acquisition opportunities to us.

We may suffer adverse consequences if we are deemed an investment company and we may incur significant costs to avoid investment company status.

We have not held, and do not hold, ourselves out as an investment company and do not believe we are an investment company under the Investment Company Act of 1940. If the SEC or a court were to disagree with us, we could be required to register as an investment company. This would subject us to disclosure and accounting rules geared toward investment, rather than operating, companies; limiting our ability to borrow money, issue options, issue multiple classes of stock and debt, and engage in transactions with affiliates; and requiring us to undertake significant costs and expenses to meet the disclosure and regulatory requirements to which we would be subject as a registered investment company.

From time to time we may be subject to litigation for which we may be unable to accurately assess our level of exposure and which, if adversely determined, may have a material adverse effect on our financial condition and results of operations.

We are or may become party to legal proceedings that are considered to be either ordinary or routine litigation incidental to our current or prior businesses or not material to our financial position or results of operations. We also are or may become party to legal proceedings with the potential to be material to our financial position or results of operations. There can be no assurance that we will prevail in any litigation in which we may become involved, or that our insurance coverage will be adequate to cover any potential losses. To the extent that we sustain losses from any pending litigation which are not reserved or otherwise provided for or insured against, our business, results of operations, cash flows and/or financial condition could be materially adversely affected.

Continuing global economic conditions could adversely affect our business.

The global economy and capital and credit markets have been experiencing exceptional turmoil and upheaval over the past several years. Many major economies worldwide entered significant economic recessions beginning in 2007 and continue to experience economic weakness, with the potential for another economic downturn to occur. Ongoing concerns about the systemic impact of potential long-term and widespread recession and potentially prolonged economic recovery, volatile energy costs, geopolitical issues, the availability, cost and terms of credit, consumer and business confidence and demand, and substantially increased unemployment rates have all contributed to increased market volatility and diminished expectations for many established and emerging economies, including those in which we operate. These general economic conditions could have a material adverse effect on our cash flow from operations, results of operations and overall financial condition.

The availability, cost and terms of credit also have been and may continue to be adversely affected by illiquid markets and wider credit spreads. Concern about the stability of the markets generally and the strength of counterparties specifically has led many lenders and institutional investors to reduce credit to businesses and consumers. These factors have led to a decrease in spending by businesses and consumers over the past several years, and a corresponding slowdown in global infrastructure spending. Continued uncertainty in the U.S. and international markets and economies and prolonged stagnation in business and consumer spending may adversely affect our liquidity and financial condition, and the liquidity and financial condition of our customers, including our ability to access capital markets and obtain capital lease financing to meet liquidity needs.

We are subject to risks associated with our international operations.

We operate in international markets. Our international operations are subject to a number of risks, including:

•    political conditions and events, including embargoes;

•    restrictive actions by U.S. and foreign governments;

•    the imposition of withholding or other taxes on foreign income, tariffs or restrictions on foreign trade and investment;

•    adverse tax consequences;

•    limitations on repatriation of earnings;

•     currency exchange controls and import/export quotas;

•    nationalization, expropriation, asset seizure, blockades and blacklisting;

•    limitations in the availability, amount or terms of insurance coverage;

•    loss of contract rights and inability to adequately enforce contracts;

•    political instability, war and civil disturbances or other risks that may limit or disrupt markets, such as terrorist attacks, piracy and kidnapping;

•    outbreaks of pandemic diseases or fear of such outbreaks;

•    fluctuations in currency exchange rates, hard currency shortages and controls on currency exchange that affect demand for our services and our profitability;

•    potential noncompliance with a wide variety of laws and regulations, such as the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”), and similar non-U.S. laws and regulations, including the U.K. Bribery Act 2010;

•    labor strikes;

•    changes in general economic and political conditions;

•    adverse changes in foreign laws or regulatory requirements, including those with respect to flight operations and environmental protections; and

•    different liability standards and legal systems that may be less developed and less predictable than those in the United States.

If we are unable to adequately address these risks, we could lose our ability to operate in certain international markets and our business, financial condition or results of operations could be materially adversely affected.

The U.S. Departments of Justice, Commerce, Treasury and other agencies and authorities have a broad range of civil and criminal penalties they may seek to impose against companies for violations of export controls, the FCPA, and other federal statutes, sanctions and regulations, including those established by the Office of Foreign Assets Control (“OFAC”) and, increasingly, similar or more restrictive foreign laws, rules and regulations. By virtue of these laws and regulations, and under laws and regulations in other jurisdictions, we may be obliged to limit our business activities, we may incur costs for compliance programs and we may be subject to enforcement actions or penalties for noncompliance. In recent years, U.S. and foreign governments have increased their oversight and enforcement activities with respect to these laws and we expect the relevant agencies to continue to increase these activities. A violation of these laws, sanctions or regulations could materially adversely affect our business, financial condition or results of operations.

We have compliance policies in place for our employees with respect to FCPA, OFAC and similar laws, but there can be no assurance that our employees, consultants or agents will not engage in conduct for which we may be held responsible. Violations of the FCPA, OFAC and other laws, sanctions or regulations may result in severe criminal or civil penalties, and we may be subject to other liabilities, which could materially adversely affect our business, financial condition or results of operations.

We may be required to expend substantial sums in order to bring Schuff and Global Marine, or companies we acquire in the future, into compliance with the various reporting requirements applicable to public companies and/or to prepare required financial statements, and such efforts may harm our operating results or be unsuccessful altogether.

Prior to our acquisition of them, Schuff and Global Marine were not subject to many of the requirements applicable to public companies, including Section 404 of the Sarbanes-Oxley Act of 2002, (the “Sarbanes-Oxley Act”), which requires that Schuff and Global Marine evaluate and report on their system of internal controls. We will need to evaluate and integrate the system of internal controls for Schuff and Global Marine. We did not conduct a formal evaluation of Schuff and Global Marine’s internal controls over financial reporting prior to our acquisition of those companies. If our finance and accounting staff or internal controls over financial reporting are inadequate, or if we discover any material weaknesses in internal control over financial reporting in companies we acquire, including Schuff and Global Marine, we may be required to hire additional staff and incur substantial legal and accounting costs to address such inadequacies. Moreover, we cannot be certain that our remedial measures will be effective. Any failure to implement required or improved controls, or difficulties encountered in their implementation, could harm our operating results or increase its risk of material weaknesses in internal controls.

We face certain risks associated with the acquisition or disposition of businesses and lack of control over investments in associates.

In pursuing our corporate strategy, we may acquire or dispose of or exit businesses or reorganize existing investments. The success of this strategy is dependent upon our ability to identify appropriate opportunities, negotiate transactions on favorable terms and ultimately complete such transactions. Once we complete acquisitions or reorganizations there can be no assurance that we will realize the anticipated benefits of any transaction, including revenue growth, operational efficiencies or expected synergies. For example, if we fail to recognize some or all of the strategic benefits and synergies expected from a transaction, goodwill and intangible assets may be impaired in future periods. The negotiations associated with the acquisition and disposition of businesses could also disrupt our ongoing business, distract management and employees or increase our expenses.

In addition, we may not be able to integrate acquisitions successfully, including Schuff and Global Marine, and we could incur or assume unknown or unanticipated liabilities or contingencies, which may impact our results of operations. If we dispose of or otherwise exit certain businesses, there can be no assurance that we will not incur certain disposition related charges, or that we will be able to reduce overheads related to the divested assets.

In addition to the risks described above acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

•    the difficulty of integrating acquired products, services or operations;

•    difficulties in maintaining uniform standards, controls, procedures and policies;

•    the potential impairment of relationships with employees and customers as a result of any integration of new management personnel;

•    the effect of any government regulations which relate to the business acquired;

•    difficulties in disposing of the excess or idle facilities of an acquired company or business and expenses in maintaining such facilities; and

•    potential expenses under the labor, environmental and other laws of various jurisdictions.

We also own an interest in a number of entities, such as Novatel, where we do not exercise management control and we are therefore unable to direct or manage the business to realize the anticipated benefits that we can achieve through full integration.

Risks Related to Schuff

Schuff’s business is dependent upon major construction contracts, the unpredictable timing of which may result in significant fluctuations in its cash flow due to the timing of receipt of payment under such contracts.

Schuff’s cash flow is dependent upon obtaining major construction contracts primarily from general contractors and engineering firms responsible for commercial and industrial construction projects, such as high- and low-rise buildings and office complexes, hotels and casinos, convention centers, sports arenas, shopping malls, hospitals, dams, bridges, mines and power plants. The timing of or failure to obtain contracts, delays in awards of contracts, cancellations of contracts, delays in completion of contracts, or failure to obtain timely payment from Schuff’s customers, could result in significant periodic fluctuations in cash flows from Schuff’s operations. In addition, many of Schuff’s contracts require it to satisfy specific progress or performance milestones in order to receive payment from the customer. As a result, Schuff may incur significant costs for engineering, materials, components, equipment, labor or subcontractors prior to receipt of payment from a customer. Such expenditures could have a material adverse effect on Schuff’s results of operations, cash flows or financial condition.

The nature of Schuff’s primary contracting terms for its contracts, including fixed-price and cost-plus pricing, could have a material adverse effect on Schuff’s results of operations, cash flows or financial condition.

Schuff’s projects are awarded through a competitive bid process or are obtained through negotiation, in either case generally using one of two types of contract pricing approaches: fixed-price or cost-plus pricing. Under fixed-price contracts, Schuff performs its services and executes its projects at an established price, subject to adjustment only for change orders approved by the customer, and, as a result, it may benefit from cost savings but be unable to recover any cost overruns. If Schuff does not execute such a contract within cost estimates, it may incur losses or the project may be less profitable than expected. Historically, the majority of Schuff’s contracts have been fixed-price arrangements. The revenue, cost and gross profit realized on such contracts can vary, sometimes substantially, from the original projections due to a variety of factors, including, but not limited to:

•    failure to properly estimate costs of materials, including steel and steel components, engineering services, equipment, labor or subcontractors;

•    costs incurred in connection with modifications to a contract that may be unapproved by the customer as to scope, schedule, and/or price;

•    unanticipated technical problems with the structures, equipment or systems we supply;

•    unanticipated costs or claims, including costs for project modifications, customer-caused delays, errors or changes in specifications or designs, or contract termination;

•    changes in the costs of materials, engineering services, equipment, labor or subcontractors;

•    changes in labor conditions, including the availability and productivity of labor;

•    productivity and other delays caused by weather conditions;

•    failure to engage necessary suppliers or subcontractors, or failure of such suppliers or subcontractors to perform;

•    difficulties in obtaining required governmental permits or approvals;

•    changes in laws and regulations; and

•    changes in general economic conditions.

Under cost-plus contracts, Schuff receives reimbursement for its direct labor and material cost, plus a specified fee in excess thereof, which is typically a fixed rate per hour, an overall fixed fee, or a percentage of total reimbursable costs, up to a maximum amount, an arrangement that may protect Schuff against cost overruns. If Schuff is unable to obtain proper reimbursement for all costs incurred due to improper estimates, performance issues, customer disputes, or any of the additional factors noted above for fixed-price contracts, the project may be less profitable than expected.

Generally, Schuff’s contracts and projects vary in length from 1 to 12 months, depending on the size and complexity of the project, project owner demands and other factors. The foregoing risks are exacerbated for projects with longer-term durations because there is an increased risk that the circumstances upon which Schuff based its original estimates will change in a manner that increases costs. In addition, Schuff sometimes bears the risk of delays caused by unexpected conditions or events. To the extent there are future cost increases that Schuff cannot recover from its customers, suppliers or subcontractors, the outcome could have a material adverse effect on Schuff’s results of operations, cash flows or financial condition.

Furthermore, revenue and gross profit from Schuff’s contracts can be affected by contract incentives or penalties that may not be known or finalized until the later stages of the contract term. Some of Schuff’s contracts provide for the customer’s review of its accounting and cost control systems to verify the completeness and accuracy of the reimbursable costs invoiced. These reviews could result in reductions in reimbursable costs and labor rates previously billed to the customer.

The cumulative impact of revisions in total cost estimates during the progress of work is reflected in the period in which these changes become known, including, to the extent required, the reversal of profit recognized in prior periods and the recognition of losses expected to be incurred on contracts in progress. Due to the various estimates inherent in Schuff’s contract accounting, actual results could differ from those estimates.

Schuff’s billed and unbilled revenue may be exposed to potential risk if a project is terminated or canceled or if Schuff’s customers encounter financial difficulties.

Schuff’s contracts often require it to satisfy or achieve certain milestones in order to receive payment for the work performed. As a result, under these types of arrangements, Schuff may incur significant costs or perform significant amounts of services prior to receipt of payment. If the ultimate customer does not to proceed with the completion of the project or if the customer or contractor under which Schuff is a subcontractor defaults on its payment obligations, Schuff may face difficulties in collecting payment of amounts due to it for the costs previously incurred. If Schuff is unable to collect amounts owed to it, this could have a material adverse effect on Schuff’s results of operations, cash flows or financial condition.

Schuff may be exposed to additional risks as it obtains new significant awards and executes its backlog, including greater backlog concentration in fewer projects, potential cost overruns and increasing requirements for letters of credit, each of which could have a material adverse effect on Schuff’s results of operations, cash flows or financial condition.

As Schuff obtains new significant project awards, these projects may use larger sums of working capital than other projects and Schuff’s backlog may become concentrated among a smaller number of customers. Approximately $208.2 million, representing 53.8% of Schuff’s backlog at June 29, 2014, was attributable to five contracts, letters of intent, notices to proceed or purchase orders. If any significant projects such as these currently included in Schuff’s backlog or awarded in the future were to have material cost overruns, or be significantly delayed, modified or canceled, Schuff’s results of operations, cash flows or financial position could be adversely impacted.

Additionally, as Schuff converts its significant projects from backlog into active construction, it may face significantly greater requirements for the provision of letters of credit or other forms of credit enhancements. We can provide no assurance that Schuff will be able to access such capital and credit as needed or that it would be able to do so on economically attractive terms. Moreover, Schuff may be unable to replace the projects that it executes in its backlog.

Schuff may not be able to fully realize the revenue value reported in its backlog, a substantial portion of which is attributable to a relatively small number of large contracts or other commitments.

As of June 29, 2014, Schuff had a backlog of work to be completed of approximately $386.9 million ($366.9 million under contracts or purchase orders and $20.0 million under letters of intent). Backlog develops as a result of new awards, which represent the revenue value of new project commitments received by Schuff during a given period, including legally binding commitments without a defined scope. Commitments may be in the form of written contracts, letters of intent, notices to proceed and purchase orders. New awards may also include estimated amounts of work to be performed based on customer communication and historic experience and knowledge of our customers’ intentions. Backlog consists of projects which have either not yet been started or are in progress but are not yet complete. In the latter case, the revenue value reported in backlog is the remaining value associated with work that has not yet been completed, which increases or decreases to reflect modifications in the work to be performed under a given commitment. The revenue projected in Schuff’s backlog may not be realized or, if realized, may not be profitable as a result of poor contract performance.

Due to project terminations, suspensions or changes in project scope and schedule, we cannot predict with certainty when or if Schuff’s backlog will be performed. From time to time, projects are canceled that appeared to have a high certainty of going forward at the time they were recorded as new awards. In the event of a project cancellation, Schuff typically has no contractual right to the total revenue reflected in its backlog. Some of the contracts in Schuff’s backlog provide for cancellation fees or certain reimbursements in the event customers cancel projects. These cancellation fees usually provide for reimbursement of Schuff’s out-of-pocket costs, costs associated with work performed prior to cancellation, and, to varying degrees, a percentage of the profit Schuff would have realized had the contract been completed. Although Schuff may be reimbursed for certain costs, it may be unable to recover all direct costs incurred and may incur additional unrecoverable costs due to the resulting under-utilization of Schuff’s assets. Approximately $208.2 million, representing 53.8% of Schuff’s backlog at June 29, 2014, was attributable to five contracts, letters of intent, notices to proceed or purchase orders. If one or more of these large contracts or other commitments are terminated or their scope reduced, Schuff’s backlog could decrease substantially.

Schuff’s failure to meet contractual schedule or performance requirements could have a material adverse effect on Schuff’s results of operations, cash flows or financial condition.

In certain circumstances, Schuff guarantees project completion by a scheduled date or certain performance levels. Failure to meet these schedule or performance requirements could result in a reduction of revenue and additional costs, and these adjustments could exceed projected profit. Project revenue or profit could also be reduced by liquidated damages withheld by customers under contractual penalty provisions, which can be substantial and can accrue on a daily basis. Schedule delays can result in costs exceeding our projections for a particular project. Performance problems for existing and future contracts could cause actual results of operations to differ materially from those previously anticipated and could cause us to suffer damage to our reputation within our industry and our customer base.

Schuff’s government contracts may be subject to modification or termination, which could have a material adverse effect on Schuff’s results of operations, cash flows or financial condition.

Schuff is a provider of services to U.S. government agencies and is therefore exposed to risks associated with government contracting. Government agencies typically can terminate or modify contracts to which Schuff is a party at their convenience, due to budget constraints or various other reasons. As a result, Schuff’s backlog may be reduced or it may incur a loss if a government agency decides to terminate or modify a contract to which Schuff is a party. Schuff is also subject to audits, including audits of internal control systems, cost reviews and investigations by government contracting oversight agencies. As a result of an audit, the oversight agency may disallow certain costs or withhold a percentage of interim payments. Cost disallowances may result in adjustments to previously reported revenue and may require Schuff to refund a portion of previously collected amounts. In addition, failure to comply with the terms of one or more of our government contracts or government regulations and statutes could result in Schuff being suspended or debarred from future government projects for a significant period of time, possible civil or criminal fines and penalties, the risk of public scrutiny of our performance, and potential harm to Schuff’s reputation, each of which could have a material adverse effect on Schuff’s results of operations, cash flows or financial condition. Other remedies that government agencies may seek for improper activities or performance issues include sanctions such as forfeiture of profit and suspension of payments.

In addition to the risks noted above, legislatures typically appropriate funds on a year-by-year basis, while contract performance may take more than one year. As a result, contracts with government agencies may be only partially funded or may be terminated, and Schuff may not realize all of the potential revenue and profit from those contracts. Appropriations and the timing of payment may be influenced by, among other things, the state of the economy, competing political priorities, curtailments in the use of government contracting firms, budget constraints, the timing and amount of tax receipts and the overall level of government expenditures.

Schuff is exposed to potential risks and uncertainties associated with its reliance on subcontractors and third party vendors to execute certain projects.

Schuff relies on third-party suppliers, especially suppliers of steel and steel components, and subcontractors to assist in the completion of projects. To the extent these parties cannot execute their portion of the work and are unable to deliver their services, equipment or materials according to the agreed-upon contractual terms, or Schuff cannot engage subcontractors or acquire equipment or materials, Schuff’s ability to complete a project in a timely manner may be impacted. Furthermore, when bidding or negotiating for contracts, Schuff must make estimates of the amounts these third parties will charge for their services, equipment and materials. If the amount Schuff is required to pay for third-party goods and services in an effort to meet its contractual obligations exceeds the amount it has estimated, Schuff could experience project losses or a reduction in estimated profit.

Any increase in the price of, or change in supply and demand for, the steel and steel components that Schuff utilizes to complete projects could have a material adverse effect on Schuff’s results of operations, cash flows or financial condition.

The prices of the steel and steel components that Schuff utilizes in the course of completing projects are susceptible to price fluctuations due to supply and demand trends, energy costs, transportation costs, government regulations, duties and tariffs, changes in currency exchange rates, price controls, general economic conditions and other unforeseen circumstances. Although Schuff may attempt to pass on certain of these increased costs to its customers, it may not be able to pass all of these cost increases on to its customers. As a result, Schuff’s margins may be adversely impacted by such cost increases.

Schuff’s dependence on suppliers of steel and steel components makes it vulnerable to a disruption in the supply of its products.

Schuff purchases a majority of the steel and steel components utilized in the course of completing projects from several domestic and foreign steel producers and suppliers. Although Schuff has long-standing relationships with many of its suppliers, it generally does not have long-term contracts with them. An adverse change in any of the following could have a material adverse effect on Schuff’s results of operations or financial condition:

•    its ability to identify and develop relationships with qualified suppliers;

•    the terms and conditions upon which it purchases products from its suppliers, including applicable exchange rates, transport costs and other costs, its suppliers’ willingness to extend credit to it to finance its inventory purchases and other factors beyond its control;

•    financial condition of its suppliers;

•    political instability in the countries in which its suppliers are located;

•    its ability to import outsourced products;

•    its suppliers’ noncompliance with applicable laws, trade restrictions and tariffs;

•    its inability to find replacement suppliers in the event of a deterioration of the relationship with current suppliers; or

•    its suppliers’ ability to manufacture and deliver outsourced products according to its standards of quality on a timely and efficient basis.

Intense competition in the markets Schuff serves could reduce Schuff’s market share and earnings.

The principal geographic and product markets Schuff serves are highly competitive, and this intense competition is expected to continue. Schuff competes with other contractors for commercial, industrial and specialty projects on a local, regional, or national basis. Continued service within these markets requires substantial resources and capital investment in equipment, technology and skilled personnel, and certain of Schuff’s competitors have financial and operating resources greater than Schuff. Competition also places downward pressure on Schuff’s contract prices and margins. Among the principal competitive factors within the industry are price, timeliness of completion of projects, quality, reputation, and the desire of customers to utilize specific contractors with whom they have favorable relationships and prior experience. While Schuff believes that it maintains a competitive advantage with respect to these factors, failure to continue to do so or to meet other competitive challenges could have a material adverse effect on Schuff’s results of operations, cash flows or financial condition.

Schuff’s participation in its current or any future joint investment could be adversely affected by its lack of sole decision-making authority, its reliance on a partner’s financial condition and disputes between Schuff and its partners.

Schuff has formed the Schuff Hopsa Engineering joint venture located in Panama, and in the future it may engage in similar joint ventures with third parties. In such circumstances, Schuff may not be in a position to exercise significant decision-making authority if it does not own a substantial majority of the equity interests of such joint venture or otherwise have contractual rights entitling it to exercise such authority. These ventures may involve risks not present were a third party not involved, including the possibility that partners might become insolvent or fail to fund their share of required capital contributions. In addition, partners may have economic or other business interests or goals that are inconsistent with Schuff’s business interests or goals, and may be in a position to take actions contrary to Schuff’s policies or objectives. Disputes between Schuff and partners may result in litigation or arbitration that would increase its costs and expenses and divert a substantial amount of management’s time and effort away from Schuff’s business. Schuff may also, in certain circumstances, be liable for the actions of its third-party partners.

Schuff’s customers’ ability to receive the applicable regulatory and environmental approvals for projects and the timeliness of those approvals could adversely affect Schuff’s business.

The regulatory permitting process for Schuff’s projects requires significant investments of time and money by Schuff’s customers and sometimes by Schuff. There are no assurances that Schuff’s customers or Schuff will obtain the necessary permits for these projects. Applications for permits may be opposed by governmental entities, individuals or special interest groups, resulting in delays and possible non-issuance of the permits.

Schuff’s failure to obtain or maintain required licenses may adversely affect its business.

Schuff is subject to licensure and hold licenses in each of the states in the United States in which it operates and in certain local jurisdictions within such states. While we believe that Schuff is in material compliance with all contractor licensing requirements in the various jurisdictions in which it operates, the failure to obtain, loss or revocation of any license or the limitation on any of Schuff’s primary services thereunder in any jurisdiction in which it conducts substantial operations could prevent Schuff from conducting further operations in such jurisdiction and have a material adverse effect on Schuff’s results of operations, cash flows or financial condition.

Volatility in the equity and credit markets could adversely impact Schuff due to its impact on the availability of funding for Schuff’s customers, suppliers and subcontractors.

Some of Schuff’s ultimate customers, suppliers and subcontractors have traditionally accessed commercial financing and capital markets to fund their operations, and the availability of funding from those sources could be adversely impacted by volatile equity or credit markets. The unavailability of financing could lead to the delay or cancellation of projects or the inability of such parties to pay Schuff or provide needed products or services and thereby have a material adverse effect on Schuff’s results of operations, cash flows or financial condition.

Schuff’s business may be adversely affected by bonding and letter of credit capacity.

Certain of Schuff’s projects require the support of bid and performance surety bonds or letters of credit. A restriction, reduction, or termination of Schuff’s surety bond agreements or letter of credit facilities could limit its ability to bid on new project opportunities, thereby limiting new awards.

Schuff is vulnerable to significant fluctuations in its liquidity that may vary substantially over time.

Schuff’s operations could require the utilization of large sums of working capital, sometimes on short notice and sometimes without assurance of recovery of the expenditures. Circumstances or events that could create large cash outflows include losses resulting from fixed-price contracts, environmental liabilities, litigation risks, contract initiation or completion delays, customer payment problems and professional and product liability claims and other unexpected costs. Although the Schuff Facility provides it with a source of liquidity, there is no guarantee that the Schuff Facility will be sufficient to meet Schuff’s liquidity needs or that Schuff will be able to maintain the Schuff Facility or obtain any other sources of liquidity on attractive terms, or at all.

Schuff’s projects expose it to potential professional liability, product liability, warranty and other claims.

Schuff’s operations are subject to the usual hazards inherent in providing engineering and construction services for the construction of often large commercial industrial facilities, such as the risk of accidents, fires and explosions. These hazards can cause personal injury and loss of life, business interruptions, property damage and pollution and environmental damage. Schuff may be subject to claims as a result of these hazards. In addition, the failure of any of Schuff’s products to conform to customer specifications could result in warranty claims against it for significant replacement or rework costs, which could have a material adverse effect on Schuff’s results of operations, cash flows or financial condition.

Although Schuff generally does not accept liability for consequential damages in its contracts, should it be determined liable, it may not be covered by insurance or, if covered, the dollar amount of these liabilities may exceed applicable policy limits. Any catastrophic occurrence in excess of insurance limits at project sites involving Schuff’s products and services could result in significant professional liability, product liability, warranty or other claims against Schuff. Any damages not covered by insurance, in excess of insurance limits or, if covered by insurance, subject to a high deductible, could result in a significant loss for Schuff, which may reduce its profits and cash available for operations. These claims could also make it difficult for Schuff to obtain adequate insurance coverage in the future at a reasonable cost.

Additionally, customers or subcontractors that have agreed to indemnify Schuff against such losses may refuse or be unable to pay Schuff.

Schuff may experience increased costs and decreased cash flow due to compliance with environmental laws and regulations, liability for contamination of the environment or related personal injuries.

Schuff is subject to environmental laws and regulations, including those concerning emissions into the air, discharge into waterways, generation, storage, handling, treatment and disposal of waste materials and health and safety.

Schuff’s fabrication business often involves working around and with volatile, toxic and hazardous substances and other highly regulated pollutants, substances or wastes, for which the improper characterization, handling or disposal could constitute violations of U.S. federal, state or local laws and regulations and laws of other countries, and result in criminal and civil liabilities. Environmental laws and regulations generally impose limitations and standards for certain pollutants or waste materials and require Schuff to obtain permits and comply with various other requirements. Governmental authorities may seek to impose fines and penalties on Schuff, or revoke or deny issuance or renewal of operating permits for failure to comply with applicable laws and regulations. Schuff is also exposed to potential liability for personal injury or property damage caused by any release, spill, exposure or other accident involving such pollutants, substances or wastes. In connection with the historical operation of our facilities, substances which currently are or might be considered hazardous may have been used or disposed of at some sites in a manner that may require us to make expenditures for remediation.

The environmental, health and safety laws and regulations to which Schuff is subject are constantly changing, and it is impossible to predict the impact of such laws and regulations on Schuff in the future. We cannot ensure that Schuff’s operations will continue to comply with future laws and regulations or that these laws and regulations will not cause Schuff to incur significant costs or adopt more costly methods of operation. Additionally, the adoption and implementation of any new regulations imposing reporting obligations on, or limiting emissions of greenhouse gases from, Schuff’s customers’ equipment and operations could significantly impact demand for Schuff’s services, particularly among its customers for industrial facilities.

Any expenditures in connection with compliance or remediation efforts or significant reductions in demand for Schuff’s services as a result of the adoption of environmental proposals could have a material adverse effect on Schuff’s results of operations, cash flows or financial condition.

Schuff is and will likely continue to be involved in litigation that could have a material adverse effect on Schuff’s results of operations, cash flows or financial condition.

Schuff has been and may be, from time to time, named as a defendant in legal actions claiming damages in connection with fabrication and other products and services Schuff provides and other matters. These are typically claims that arise in the normal course of business, including employment-related claims and contractual disputes or claims for personal injury or property damage which occur in connection with services performed relating to project or construction sites. Contractual disputes normally involve claims relating to the timely completion of projects or other issues concerning fabrication and other products and services Schuff provides. While we do not believe that any of Schuff’s pending contractual, employment-related personal injury or property damage claims and disputes will have a material effect on Schuff’s future results of operations, cash flows or financial condition, there can be no assurance that this will be the case.

Work stoppages, union negotiations and other labor problems could adversely affect Schuff’s business.

A portion of Schuff’s employees are represented by labor unions. A lengthy strike or other work stoppage at any of its facilities could have a material adverse effect on Schuff’s business. There is inherent risk that ongoing or future negotiations relating to collective bargaining agreements or union representation may not be favorable to Schuff. From time to time, Schuff also has experienced attempts to unionize its non-union facilities. Such efforts can often disrupt or delay work and present risk of labor unrest.

Schuff’s employees work on projects that are inherently dangerous, and a failure to maintain a safe work site could result in significant losses.

Safety is a primary focus of Schuff’s business and is critical to all of its employees and customers, as well as its reputation. However, Schuff often works on large-scale and complex projects, frequently in geographically remote locations. Such involvement often places Schuff’s employees and others near large equipment, dangerous processes or highly regulated materials. If Schuff or other parties fail to implement appropriate safety procedures for which they are responsible or if such procedures fail, Schuff’s employees or others may suffer injuries. In addition to being subject to state and federal regulations concerning health and safety, many of Schuff’s customers require that it meet certain safety criteria to be eligible to bid on contracts, and some of Schuff’s contract fees or profits are subject to satisfying safety criteria. Unsafe work conditions also have the potential of increasing employee turnover, project costs and operating costs. Although Schuff has adopted important safety policies that are administered and enforced by functional groups whose primary purpose is to implement effective health, safety and environmental procedures, the failure to comply with such policies, customer contracts or applicable regulations could subject Schuff to losses and liability.

Schuff relies on information systems to conduct its business, and failure to protect these systems against security breaches and otherwise maintain such systems in working order could have a material adverse effect on Schuff’s results of operations, cash flows or financial condition.

The efficient operation of Schuff’s business is dependent on computer hardware and software systems. Information systems are vulnerable to security breaches, and Schuff relies on industry-accepted security measures and technology to securely maintain confidential and proprietary information maintained on its information systems. However, these measures and technology may not adequately prevent security breaches. In addition, the unavailability of the information systems or the failure of these systems to perform as anticipated for any other reason could disrupt Schuff’s business and result in decreased performance and increased costs, causing Schuff’s results of operations, cash flows or financial condition to suffer.

Risks Related to Global Marine

Global Marine may be unable to maintain or replace its vessels as they age.

As of June 30, 2014, the average age of the vessels operated by Global Marine was approximately 21 years. The expense of maintaining, repairing and upgrading Global Marine’s vessels typically increases with age, and after a period of time the cost necessary to satisfy required marine certification standards may not be economically justifiable. There can be no assurance that Global Marine will be able to maintain its fleet by extending the economic life of its existing vessels, or that its financial resources will be sufficient to enable it to make the expenditures necessary for these purposes. In addition, the supply of second-hand replacement vessels is relatively limited and the costs associated with acquiring a newly constructed vessel are high. In the event that Global Marine was to lose the use of any of its vessels for a sustained period of time, its financial performance would be adversely affected.

The operation and leasing of seagoing vessels entails the possibility of marine disasters including damage or destruction of the vessel due to accident, the loss of a vessel due to piracy or terrorism, damage or destruction of cargo and similar events that may cause a loss of revenue from affected vessels and damage Global Marine's business reputation, which may in turn, lead to loss of business.

The operation of seagoing vessels entails certain inherent risks that may adversely affect Global Marine’s business and reputation, including:

•    damage or destruction of a vessel due to marine disaster such as a collision or grounding;

•    the loss of a vessel due to piracy and terrorism;

•    cargo and property losses or damage as a result of the foregoing or less drastic causes such as human error, mechanical failure and bad weather;

•    environmental accidents as a result of the foregoing; and

•    business interruptions and delivery delays caused by mechanical failure, human error, war, terrorism, political action in various countries, labor strikes or adverse weather conditions.

Any of these circumstances or events could substantially increase Global Marine’s operating costs, as for example, the cost of substituting or replacing a vessel, or lower its revenues by taking vessels out of operation permanently or for periods of time. The involvement of Global Marine’s vessels in a disaster or delays in delivery or damages or loss of cargo may harm its reputation as a safe and reliable vessel operator and cause it to lose business.

Global Marine’s operations are subject to complex laws and regulations, including environmental laws and regulations that result in substantial costs and other risks.

Global Marine does significant business with clients in the oil and natural gas industry, which is extensively regulated by U.S. federal, state, tribal, and local authorities, and corresponding foreign governmental authorities. Legislation and regulations affecting the oil and natural gas industry are under constant review for amendment or expansion, raising the possibility of changes that may become more stringent and, as a result, may affect, among other things, the pricing or marketing of crude oil and natural gas production. Noncompliance with statutes and regulations and more vigorous enforcement of such statutes and regulations by regulatory agencies may lead to substantial administrative, civil, and criminal penalties, including the assessment of natural resource damages, the imposition of significant investigatory and remedial obligations, and may also result in the suspension or termination of our operations.

Litigation, enforcement actions, fines or penalties could adversely impact Global Marine’s financial condition or results of operations and damage our reputation.

Global Marine’s business is subject to various international laws and regulations that could lead to enforcement actions, fines, civil or criminal penalties or the assertion of litigation claims and damages. In addition, improper conduct by Global Marine’s employees or agents could damage its reputation and lead to litigation or legal proceedings that could result in significant awards or settlements to plaintiffs and civil or criminal penalties, including substantial monetary fines. Such events could lead to an adverse impact on Global Marine’s financial condition or results of operations, if not mitigated by its insurance coverage.

As a result of any ship or other incidents, litigation claims, enforcement actions and regulatory actions and investigations, including, but not limited to, those arising from personal injury, loss of life, loss of or damage to personal property, business interruption losses or environmental damage to any affected coastal waters and the surrounding area, may be asserted or brought against various parties including Global Marine. The time and attention of Global Marine’s management may also be diverted in defending such claims, actions and investigations. Global Marine may also incur costs both in defending against any claims, actions and investigations and for any judgments, fines, civil or criminal penalties if such claims, actions or investigations are adversely determined and not covered by its insurance policies.

Currency exchange rate fluctuations may negatively affect our operating results.

The exchange rates between the US dollar, the Singapore dollar and the GBP have fluctuated in recent periods and may fluctuate substantially in the future. Accordingly, any material appreciation of the GBP against the US dollar and Singapore dollar could have a negative impact on Global Marine’s results of operations and financial condition.

There are risks inherent in foreign operations and investments, such as adverse changes in currency values and foreign regulations.

The joint ventures in which Global Marine has operating activities or interests that are located outside the US are subject to certain risks related to the indirect ownership and development of, or investment in, foreign subsidiaries, including government expropriation and nationalization, adverse changes in currency values and foreign exchange controls, foreign taxes, U.S. taxes on the repatriation of funds to the United States, and other laws and regulations, any of which may have a material adverse effect on our investments, financial condition, results of operations, or cash flows.

Global Marine derives a significant amount of its revenues from sales to customers in non-U.S. or foreign countries, which pose additional risks including economic, political and other uncertainties.

Our non-US or foreign sales are significant in relation to consolidated sales. Global Marine believes that export sales will remain a significant percentage of its revenue. In addition, sales of its products to customers operating in foreign countries that experience political/economic instability or armed conflict could result in difficulties in delivering and installing complete seismic energy source systems within those geographic areas and receiving payment from these customers. Furthermore, restrictions under the FCPA or similar legislation in other countries, or trade embargoes or similar restrictions imposed by the U.S. or other countries, could limit Global Marine’s ability to do business in certain foreign countries. These factors could materially adversely affect Global Marine’s results of operations and financial condition.

The loss of any member of Global Marine’s senior management or key personnel may adversely affect its financial condition or results of operations.

Global Marines depends, and will continue to depend in the foreseeable future, on the services of its executive management team and other key personnel. Global Marine’s senior management consists of a relatively small number of individuals. These individuals possess sales, marketing, engineering and financial skills that are critical to the operation of Global Marine’s business. The ability to retain officers and key senior employees is important to Global Marine’s success and future growth. The unexpected loss of the services of one or more of these individuals could have a detrimental effect on its business. Global Marine’s success laying, repairing and maintaining subsea cables and the success of other activities integral to its operations depends, in part, on its ability to attract and retain experienced engineers and other technically proficient professionals. Competition for many of these professionals is intense. If Global Marine cannot retain its technical personnel or attract additional experienced technical personnel and professionals, its ability to compete successfully could be harmed.